16 Sentry Park West · Suite 405
1787 Sentry Parkway West · Blue Bell, PA 19422
Voice: 215.540.1300
Fax: 215.540.1301
www.corsell.com

Corsell Law Group Ltd.
Attorneys at Law

Consent of Counsel

We hereby consent to the use of our name and to the reference to our Firm in the Statement of Additional Information that is included in Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended of the Rochdale Investment Trust.

/s/ Laura Anne Corsell
Corsell Law Group, Ltd.
Blue Bell, Pennsylvania
April 27, 2005